Exhibit 3.27

CERTIFICATE OF FORMATION OF ENVIVA PORT OF PANAMA CITY, LLC This Certificate of Formation (the "Certificate") of Enviva Port of Panama City, LLC (the "Company"), dated June 16, 2017, has been duly executed, and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Acf') to form a limited liability company under the Act. 1. Name. The name of the Company is Enviva Port of Panama City, LLC. Registered Office; Registered Agent. The address of the registered office required 2. to be maintained by Section 18-104 of the Act is: Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are: The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above. By: Name: William H. Schmidt, Title: Authorized Person State of Delaware Secretary of State Division of Corporations Delivered 03:57PM 06/16/2017 FILED 03:57PM 06/16/2017 SR 20174799880 - File Number 6447553